REVISED ATTACHMENT 1
To Revised Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).
Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates until such time as this Attachment 1 is further revised. The following reduced rates may not be increased or terminated prior to April 30, 2020.

Fund                                                                          Rate
(Average Net Assets in Millions (M) for Funds with Breakpoints)
                                                                               All Assets
AZL DFA Five-Year Global Fixed Income Fund0.50%
                                                                               All Assets
AZL DFA Emerging Markets Core Equity Fund0.95%
                                                                    All Assets
AZL DFA International Core Equity Fund 0.75%
                                                      All Assets
AZL DFA U.S. Core Equity Fund 0.54%
                                                   All Assets
AZL DFA U.S. Small Cap Fund 0.70%
                                                                                                        All Assets
AZL Fidelity Institutional Asset Management Multi-Strategy Fund0.45%
                                                             All Assets
AZL Government Money Market Fund 0.34%
                                                              All Assets
AZL MetWest Total Return Bond Fund 0.50%
                                                          All Assets
AZL Moderate Index Strategy Fund 0.05%
                                                                                All Assets
AZL Morgan Stanley Global Real Estate Fund Fund0.85%
                                                                            All Assets
AZL MSCI Emerging Markets Equity Index Fund0.45%
                                                          All Assets
AZL MSCI Global Equity Index Fund 0.31%
                                                              All Assets
AZL Russell 1000 Growth Index Fund 0.36%
                                                           All Assets
AZL Russell 1000 Value Index Fund 0.36%
                                                                         All Assets
AZL T. Rowe Price Capital Appreciation Fund 0.70%

Acknowledged:
Allianz Variable Insurance Products Trust                                                         Allianz Investment Management LLC
By:   /s/ Michael Tanski By:  /s/ Brian Muench
Name:  Michael J. Tanski Name: Brian J. Muench
Title:   Vice President, Operations                                                                                         Title: President

Updated:  12/1/2018